Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTON 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ronald C. Blomkamp, President, Chief Executive and Operating Officer of Patriot Gold Corp., (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of the Company for the fiscal year ended May 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 22, 2004	/s/ Ronald Blomkamp
Ronald C. Blomkamp Chief Executive and Operating Officer

A signed original of this written statement required by Section 906 has been provided to Patriot Gold Corp. and will be retained by Patriot Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.